UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Florence Road, Suite 200, Powder Springs, GA 30127

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 23, 2014, the Board of Directors of the Labor Smart, Inc. (the “Company”) appointed James Robert “Bobby” Edmonds to fill the vacant seat on the Board of Directors of the Company. Mr. Edmonds, age 36, is a principal product manager at ServiceNow, Inc. in Santa Clara, California.  His tenure with ServiceNow began in 2009 as a consultant. In 2011 he was promoted to Technical Architect, and in 2013 he was promoted to principal product manager. Prior to his tenure with ServiceNow, Mr. Edmonds was a technical consultant with C3i Business Solutions where he served from 2007 until 2009.  Prior to his position at C3i, Mr. Edmonds served as the Mobile Solutions Engineer for Cox Communications, Virginia.  His tenure at Cox began in 2000 and he served until 2007.

Item 8.01 Other Events.

The Company recently completed the build out of its new corporate headquarters and as of October 23, 2014 has officially moved offices. The new address of the Company is: 3270 Florence Road, Suite 200, Powder Springs, GA 30127.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	October 23, 2014	By:	/s/ Ryan Schadel
		Name:	Ryan Schadel
		Title:	Chief Executive Officer